U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      CALLFREE TELECOM COMMUNICATIONS CORP.
                 (Name of Small Business issuer in its Charter)
           New York                      4813                     11-3436237
 -------------------------     ----------------------------     ---------------
 (State or Jurisdiction of     (Primary Standard Industrial     I.R.S. Employer
Incorporation or organization    Classification Code No.      Identification No.

                 400 Perimeter Center Terrace, Atlanta, GA 30346
                                 (770) 352-0162
           ------------------------------------------------------------
          (Address and Telephone Number of Principal Executive Offices)

                 400 Perimeter Center Terrace, Atlanta, GA 30346
                                 (770) 352-0162
               ---------------------------------------------------
               (Address of principal place of business or intended
                          principal place of business)

                                  Stuart Radin
                               1116 Neilson Street
                          Far Rockaway, New York 11691
                                 (718) 868-0383
            (Name, Address and Telephone Number of Agent for Service)

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering |_| ____

If this Form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering |_| ___________

If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering |_| ___________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box |_| ___________

                                                   CALCULATION OF REGISTRATION FEE
===================================================================================================================================
Title of Each Class of Securities    Amount to be      Proposed Maximum Offering   Maximum Aggregate Offering    Amount of
to be Registered                     Registered        Price per Unit (1)          Price (1)                     Registration Fee
===================================================================================================================================
Units each consisting of one share     500,000            $6.00                    $ 3,000,000                     $  909
of Common Stock $.001 par value,
one Class A Warrant and one Class
B Warrant
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock $.001 par value (2)       500,000            $8.00                    $ 4,000,000                     $1,212
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock $.001 par value (3)       500,000            $7.00                    $ 3,500,000                     $1,061
-----------------------------------------------------------------------------------------------------------------------------------
Total                                                                              $10,500,000                     $3,182
===================================================================================================================================

(1) Estimated  solely for the purpose of calculating  the  registration  fee
(2) Issuable upon exercise of the Class A Warrants
(3) Issuable upon exercise of the Class B Warrants


The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.